                                                                    Exhibit 8(c)


                                     FORM OF
                                   SCHEDULE B
                                      FEES

1. For all Domestic Assets (assets held within the United States) the Custodian shall be entitled to a fee of one one hundredths of one percent (.0001) of average daily net assets, computed daily and payable monthly in arrears.

2. For International Assets (assets held outside the United States) fees shall be payable as set forth on the attached Global Custody fee matrix.

All fees shall be accrued daily and paid monthly in arrears. In addition to the fees set forth, Fund shall pay expenses of administration.

Any compensation agreed to hereunder may be adjusted from time-to-time by not less than 60 days advance written notice of such fee increase from Bank to Trust.

The Bank will bill the Trust as soon as practicable after the end of each month, and said billings will be detailed in accordance with the Fee Schedule. The Trust will promptly pay to the Bank the amount of such billing. The Bank may bill the Trust for any expenses incurred by the Bank in the performance of its duties pursuant to such agreement. The Bank shall also be entitled to bill the Trust for the amount of any loss, damage, liability or expense incurred with respect to such Trust, including counsel fees, for which it shall be entitled to reimbursement under the provision of this Agreement.

The expenses for which the Bank charge include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Bank incurred in settling transactions outside of San Francisco or New York City involving the purchase and sale of Securities of the Trust.
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                               THE HIGHMARK GROUP

                                                                    CONFIDENTIAL

------------------------------------------------------------------------------------------------------------------------------
TRANSACTION                                         CUSTODY
FEES                                               FEES
------------------------------------------------------------------------------------------------------------------------------
             .01%       .02%       .03%            .10%            .15%            .20%              .30%           .40%
------------------------------------------------------------------------------------------------------------------------------
             USA
------------------------------------------------------------------------------------------------------------------------------
$25                                CEDEL
                                   Eurobonds
                                   Euroclear
------------------------------------------------------------------------------------------------------------------------------
$35                     Canada                     Japan

------------------------------------------------------------------------------------------------------------------------------
$50                                                United          Austria         Netherlands                      China
                                                   Kingdom         Mexico          Republic of
                                                                                   Korea
------------------------------------------------------------------------------------------------------------------------------
$75                                                Belgium         Ireland         Australia         Finland
                                                   France          Sweden          New Zealand       Singapore
                                                   Germany                         South Africa
                                                   Norway
                                                   Switzerland
------------------------------------------------------------------------------------------------------------------------------
$100                                               Denmark         Hong Kong       Indonesia         Malaysia       Argentina
                                                                   Thailand        Italy                            Brazil
                                                                                   Portugal                         Chile
------------------------------------------------------------------------------------------------------------------------------
$125                                                               Philippines     Spain
                                                                                   Taiwan
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$200                                                                                                                *India
------------------------------------------------------------------------------------------------------------------------------

UNION BANK OF CALIFORNIA
GLOBAL CUSTODY

*India $300.00 Monthly Subaccount Fee, $35.00 Corporate Actions Fee Federal Reserve System wires $15.00